Exhibit 99.1

November 6, 2019

Dear Fellow Shareholders:

We had another quarter with very strong performance. This is the third consecutive quarter that we have raised the annual Adjusted EBITDA forecast for 2019.

•	Q3 2019 Revenues grew 10% to $33.8 million.
•	Q3 2019 Adjusted EBITDA grew 45% to $11.1 million in Q3. For the first 9 months of 2019, Adjusted EBITDA grew 38% to $30.2 million.
•	Adjusted EBITDA Margin was 33% in Q3 2019 versus 25% in Q3 2018. Adjusted EBITDA Margin for the first 9 months of 2019 was 31% versus 24% in the same time period in 2018.
•	Gross Margin was 76%, the same as last year.
•	Adjusted cash flow was $8.1 million in the quarter, representing 72% of Adjusted EBITDA.
•	Long-term contracts represented 35% of revenue in Q3 2019.

Priority Engine revenues were up 30% in Q3 2019 versus Q3 2018. We added 51 new Priority Engine customers in the quarter as we continue to have success selling Priority Engine to new customers outside our top 200 customers. We think this bodes well for our launch of Priority Engine Express in 2020, which is targeted at the next largest 5,000 software vendors and resellers, for whom we don’t currently have attractive offerings in their price range.

The new features that we have introduced in Priority Engine continue to be well received by our customers. This added functionality increases the value and ROI of Priority Engine for our customers. As we head into 2020, we are confident that we can justify a price increase of approximately 10% on our various Priority Engine packages, which is in line with our past practices. We have a robust product road map for 2020 as our customers are still in the early stages of their transition to becoming data-driven sales and marketing organizations. We have many customers that are using our data in sophisticated ways to drive market share gains and revenue growth. To recognize them, as part of TechTarget’s 20th Anniversary Celebration this year, we introduced a new annual awards program. The Archer Awards recognize “Data Driven Marketing & Sales Excellence”. We recognized several leading-edge customers at events in Boston, San Francisco, London, Sydney and Singapore. Some of the customers recognized were ServiceNow, DellEMC, Red Hat, Fuze, Veeam Software, VMWare, TIBCO and HPE.

Financially, the company continues to perform very well with double digit, organic revenue growth. As we continue to scale revenues, our margins continue to expand. The quality and quantity of our content footprint continues to be a significant competitive advantage with deep barriers to entry. Approximately 95% of our traffic is unpaid, which drives gross margins of better than 75%. There are minimal incremental COGS with incremental revenue, which drives high incremental Adjusted EBITDA margins. Our historical and long-range goals are for 50% to 70% incremental Adjusted EBITDA margins. We‘ve exceeded those targets this year. Our Adjusted EBITDA margin for the first 9 months of 2019 is 31% versus 24% in 2018, which is why our Adjusted EBITDA has grown 38% this year on 10% revenue growth. Our forecast is that Adjusted EBITDA margins will grow to more than 40% as we continue to scale revenue. Our model has modest CAPEX requirements, so we also enjoy healthy Adjusted EBITDA to cash conversion.

1 of 9

Q3 2019 Results (unaudited)

Balance Sheet

The Company’s balance sheet remains very strong.  As of September 30, 2019, we had $52 million in cash and $24 million of outstanding term loan debt.

Common Stock Repurchase Plan

There is approximately $17 million available under the $25 million repurchase program that we announced in November 2018.

Traffic Update

Unpaid traffic represented 94% of overall traffic in the quarter. Organic traffic was down single digits as compared to Q3 2018.

Q4 2019 Guidance and Updated 2019 Guidance

For Q4 2019, we expect revenues between $35 million and $36 million. We expect Adjusted EBITDA for the fourth quarter of 2019 between $11 million and $12 million.

We expect annual revenues to be between $133 and $134 million. We expect Adjusted EBITDA to be between $41 and $42 million (previous annual Adjusted EBITDA guidance was between $39 and $41 million).

Summary

We are grateful that we were able to celebrate the Company’s 20th Anniversary with team members and customers at events in our offices across the globe over the past few months. As we plan for 2020, we remain very optimistic about the large market opportunity for purchase intent data as our customers continue on their journey of becoming truly data driven sales and marketing organizations. We believe that this large opportunity combined with our leading product offerings and strong competitive position will lead to a good close to 2019 and another banner year in 2020.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

C) 2018 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 6, 2019). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

2 of 9

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 6, 2019 one (1) hour after the conference call through December 7, 2019 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10135230. International callers should dial 1-412-317-0088 and also use the conference number 10135230. Canadian callers should dial 1-855-669-9658 and also use the conference number 10135230. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted cash flow” means the change in cash less maturity of investments, plus stock buyback and debt repayment.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of Adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that Adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

3 of 9

The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, Adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this Quarterly Report that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding our intent, beliefs or current expectations and those of our management team. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Such statements may include those regarding our future financial results and other projections or measures of our future operating performance, including the drivers of such growth, profitability, and performance (including, in each case, any potential impact of product and service development efforts, GDPR, potential changes to customer relationships, and other operational decisions); expectations concerning market opportunities and our ability to capitalize on them; the amount and timing of the benefits expected from acquisitions, new strategies, products or services and other potential sources of additional revenue; and the behavior of our members, partners, and customers. These statements speak only as of the date of this Quarterly Report and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy laws, rules, and regulations; and other matters included in our SEC filings, including in our Annual Report on Form 10-K for the year ended December 31, 2018. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstance

4 of 9

TECHTARGET, INC.

Consolidated Statements of Income

(in 000’s, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenues	$33,809	$30,742	$98,067	$89,513
Cost of revenues(1)	8,047	7,445	23,011	21,294
Gross profit	25,762	23,297	75,056	68,219
Operating expenses:
Selling and marketing(1)	12,454	12,479	38,877	35,254
Product development(1)	2,085	2,340	6,073	6,527
General and administrative(1)	3,107	3,938	9,252	10,663
Depreciation and amortization, excluding depreciation of $94, $0, $163, $0 included in cost of revenues	1,205	1,156	3,481	3,404
Total operating expenses	18,851	19,913	57,683	55,848
Operating income	6,911	3,384	17,373	12,371
Interest and other expense, net	(409)	(362)	(798)	(1,206)
Income before provision for (benefit from) income taxes	6,502	3,022	16,575	11,165
Provision for (benefit from) income taxes	1,151	(747)	3,783	882
Net income	$5,351	$3,769	$12,792	$10,283
Other comprehensive loss, net of tax:
Unrealized gain on investments (net of tax provision of $0,$5,$0, $8)	$-	$1	$-	$13
Foreign currency translation loss	(235)	(120)	(252)	(249)
Other comprehensive loss	(235)	(119)	(252)	(236)
Comprehensive income	$5,116	$3,650	$12,540	$10,047
Net income per common share:
Basic	$0.19	$0.14	$0.46	$0.37
Diluted	$0.19	$0.13	$0.45	$0.36
Weighted average common shares outstanding:
Basic	27,910	27,827	27,785	27,627
Diluted	28,370	28,764	28,253	28,711

(1)    Amounts include stock-based compensation expense as follows:

Cost of revenues	$64	$53	$144	$114
Selling and marketing	1,911	1,608	6,567	3,263
Product development	106	73	292	113
General and administrative	849	1,394	2,151	2,654

5 of 9

TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s)

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$52,140	$34,673
Short-term investments	—	500
Accounts receivable, net of allowance for doubtful accounts of $2,080 and $2,099, respectively	24,643	30,042
Prepaid taxes	1,655	1,834
Prepaid expenses and other current assets	2,658	3,069
Total current assets	81,096	70,118
Property and equipment, net	12,121	10,901
Goodwill	93,540	93,687
Intangible assets, net	735	849
Operating lease assets with right-of-use	25,518	—
Deferred tax assets	108	55
Other assets	899	853
Total assets	$214,017	$176,463
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,007	$1,871
Current operating lease liability	2,209	—
Current portion of term loan	1,241	1,241
Accrued expenses and other current liabilities	3,182	3,260
Accrued compensation expenses	1,253	2,432
Income taxes payable	—	176
Contract liabilities	4,949	5,573
Total current liabilities	14,841	14,553
Long-term liabilities:
Long-term portion of term loan	22,784	23,714
Non-current operating lease liability	27,614	—
Deferred rent	—	4,949
Deferred tax liabilities	1,007	662
Total liabilities	66,246	43,878
Leases and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 54,666,417 and 54,117,325 shares issued, respectively; 28,001,487 and 27,791,045 shares outstanding, respectively	55	54
Treasury stock, at cost; 26,664,930 and 26,326,280 shares, respectively	(182,630)	(177,905)
Additional paid-in capital	314,384	307,014
Accumulated other comprehensive loss	(467)	(215)
Retained earnings	16,429	3,637
Total stockholders’ equity	147,771	132,585
Total liabilities and stockholders’ equity	$214,017	$176,463

6 of 9

TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net income	$5,351	$3,769	$12,792	$10,283
Interest expense, net	204	266	624	862
Provision for (benefit from) income taxes	1,151	(747)	3,783	882
Depreciation and amortization	1,299	1,156	3,644	3,404
EBITDA	8,005	4,444	20,843	15,431
Stock-based compensation expense	2,930	3,128	9,154	6,144
Other expense (income), net	205	96	174	344
Adjusted EBITDA	$11,140	$7,668	$30,171	$21,919

7 of 9

TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net income	$5,351	$3,769	$12,792	$10,283
Provision for (benefit from) income taxes	1,151	(747)	3,783	882
Net income before taxes	6,502	3,022	16,575	11,165
Amortization of intangible assets	33	34	99	90
Stock-based compensation expense	2,930	3,128	9,154	6,144
Foreign exchange (gain) loss and interest expense	439	420	891	1,345
Adjusted income tax provision (1)	(2,401)	(1,572)	(6,557)	(4,482)
Adjusted net income	$7,503	$5,032	$20,162	$14,262

Net income per diluted share	$0.19	$0.13	$0.45	$0.36
Weighted average diluted shares outstanding	28,370	28,764	28,253	28,711

Adjusted net income per diluted share	$0.26	$0.17	$0.71	$0.50
Adjusted weighted average diluted shares outstanding (2)	28,370	28,764	28,253	28,711

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(2)

Adjusted weighted average diluted shares outstanding as of the three and nine months ended September 30, 2019, includes 0.5 million shares related to unvested stock awards calculated using the treasury method. Adjusted weighted average diluted shares outstanding as of September 30, 2018 includes 0.9 million and 1.1 million shares related to unvested stock awards calculated using the treasury method for the three and nine months ended September 30, 2018, respectively.

8 of 9

TECHTARGET, INC.

Financial Guidance for the Three Months Ended December 31, 2019

(in 000’s)

	Three Months Ended December 31, 2019
	Range
Revenues	$35,000	$36,000

Adjusted EBITDA	$11,000	$12,000
Depreciation, amortization and stock-based compensation	4,600	4,600
Interest and other expense, net	400	400
Provision for income taxes	1,500	1,700
Net income	$4,500	$5,300